SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
February 5, 2008
(Date of earliest event reported)
Torch Energy Royalty Trust
(Exact name of registrant as specified in its charter)

Delaware	1-12474	74-6411424
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
(Address of principal executive offices, including zip code)
302/636-6016
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
     On February 5, 2008, Torch Energy Royalty Trust (the “Trust”) and Wilmington Trust Company, not in its individual capacity but solely as Trustee of the Trust (the “Trustee”) under the Trust Agreement of the Trust dated as of October 1, 1993, confirmed the existence of the Second Amendment to the Water Gathering and Disposal Agreement dated November 30, 2004 entered into by Robinson’s Bend Operating Company, LLC, a Delaware company, successor in interest to Torch Energy Associates, Ltd., a Texas limited partnership (“Producer”), and Everlast Energy LLC, a Delaware company, successor in interest to Velasco Gas Company Ltd., a Texas limited partnership, (“Gatherer”) (the “Second Amendment”). The Second Amendment provides that Section 3.1 of the Water Gathering and Disposal Agreement entered into as of August 9, 1990, by and between Producer’s and Gatherer’s respective predecessors in interest, as amended by the First Amendment to Water Gathering and Disposal Agreement entered into as of October 1, 1993, by and between such parties (as amended, collectively the “Agreement” ) should be amended to read as follows:
“Producer shall pay Gatherer a fee of $0.53 per barrel for gathering, separation and disposal of water until Trust terminates, at which point Producer shall pay Gatherer a fee of $1.00 per barrel for gathering, separation and disposal of water.”
     Neither the Trust nor the Trustee is a party to the Agreement or the Second Amendment and the Trust did not approve or ratify the Second Amendment. No assurance can be given of the effect of the Second Amendment on the Trust, its assets or the production costs chargeable to the Trust based on the Agreement. Pursuant to the net overriding royalty conveyance (Torch Energy Royalty Trust)(Alabama), certain production costs including “second category costs” as defined in the conveyance are chargeable to the Trust, provided that the costs and expenses paid by a working interest owner to an affiliate of the working interest owner and chargeable to the Trust for performing such operations or services shall not exceed competitive contract charges prevailing in the area for such operations or services. The Trust believes that the costs associated with the Agreement are considered “second category costs” and are subject to the competitive limitation noted above.
     As previously disclosed in a Current Report on Form 8-K filed by the Trust with the Securities and Exchange Commission on January 31, 2008, at a meeting of Unitholders held on January 29, 2008, holders of 67.6% of the outstanding units of the Trust voted to terminate the Trust pursuant to the applicable provisions of the Trust Agreement of the Trust.
Cautionary Statement on Risks Associated with the Trust’s Forward-Looking Statements.
     This Form 8-K contains forward-looking statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, by the Trust that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. The Trust can give no assurances that the assumptions upon which these statements are based will prove to be correct. The Trust undertakes no obligation to update or revise any forward-looking statement except as required by law.
Item 9.01.    Financial Statements and Exhibits
(d)   Exhibits.

99.1	Second Amendment to Water Gathering and Disposal Agreement, by and among Robinson’s Bend Operating Company, LLC, a Delaware company, successor in interest to Torch Energy Associates, Ltd., a Texas limited partnership, and Everlast Energy LLC, a Delaware company, successor in interest to Velasco Gas Company Ltd., a Texas limited partnership, dated November 30, 2004.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCH ENERGY ROYALTY TRUST
By:	Wilmington Trust Company, not in its
individual capacity but solely as Trustee for
the Trust

Date: February 11, 2008	By:	/s/ Bruce L. Bisson
Bruce L. Bisson
Vice President

(The Trust has no employees, directors or executive officers.)

Exhibit Index

Exhibit	Description

99.1	Second Amendment to Water Gathering and Disposal Agreement, by and among Robinson’s Bend Operating Company, LLC, a Delaware company, successor in interest to Torch Energy Associates, Ltd., a Texas limited partnership, and Everlast Energy LLC, a Delaware company, successor in interest to Velasco Gas Company Ltd., a Texas limited partnership, dated November 30, 2004.